Exhibit 99.(j)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our firm name included in the Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of The Nevis Fund, Inc. (File Nos. 333-47467; 811-08689), and to all references to our firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
July 21, 1999